                                                      PROSPECTUS AUGUST __, 2001

                                        SUBJECT TO COMPLETION, DATED MAY 9, 2001


--------------------------------------------------------------------------------
JPMORGAN FUNDS

THIS PROSPECTUS OFFERS: ULTRA SHARES OF THE BOND FUND AND INSTITUTIONAL SHARES OF THE INTERMEDIATE TAX FREE INCOME FUND, NEW YORK INTERMEDIATE TAX FREE INCOME FUND AND FLEMING EUROPEAN FUND

BOND FUND

INTERMEDIATE TAX FREE INCOME FUND

NEW YORK INTERMEDIATE TAX FREE INCOME FUND

FLEMING EUROPEAN FUND

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


[LOGO]
JPMORGAN FLEMING
Asset Management



[SIDENOTE]
        The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

Bond Fund ................................................ 1
Intermediate Tax Free Income Fund ........................ 7
New York Intermediate Tax Free Income Fund .............. 12
Fleming European Fund ................................... 17
Who May Want to Invest .................................. 23
The Funds' Management and Administration ................ 24
How Your Account Works .................................. 26
Buying Fund Shares ...................................... 26
Selling Fund Shares ..................................... 26
Other Information Concerning the Funds .................. 27
Distributions and Taxes ................................. 28
Risk and Reward Elements for Fixed Income Funds ......... 30
Risk and Reward Elements for Fleming European
   Fund ................................................. 32
What the Terms Mean ..................................... 34
How To Reach Us ................................. Back cover

--------------------------------------------------------------------------------
JPMORGAN BOND FUND

THE FUND'S OBJECTIVE
The Fund's seeks to provide high total return consistent with moderate risk of capital and maintenance of liquidity.

THE FUND'S MAIN
INVESTMENT STRATEGY
The Fund invests primarily in fixed income securities, including U.S. government and agency securities, corporate bonds, private placements, asset-backed and mortgage-backed securities, that it believes have the potential to provide a high total return over time. These securities may be of any maturity, but under normal market conditions the management team will keep the Fund's duration within one year of that of the Salomon Smith Barney Broad Investment Grade Bond Index (currently about five years).

Up to 25% of assets may be invested in foreign securities, including 20% in debt securities denominated in foreign currencies of developed countries. The Fund typically hedges its non-dollar investments back to the U.S. dollar. At least 75% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent, including at least 65% A or better. No more than 25% of assets may be invested in securities rated B or BB.

In managing the Fund, the adviser, J.P. Morgan Investment Management Inc., employs a three-step process that combines sector allocation, fundamental research for identifying portfolio securities, and duration management.

The sector allocation team meets monthly, analyzing the fundamentals of a broad range of sectors in which the Fund may invest. The team seeks to enhance performance and manage risk by underweighting or overweighting sectors.

Relying on the insights of different specialists, including credit analysts, quantitative researchers, and dedicated fixed income traders, the portfolio managers make buy and sell decisions according to the Fund's goal and strategy.

Forecasting teams use fundamental economic factors to develop strategic forecasts of the direction of interest rates. Based on these forecasts, strategists establish the Fund's target duration, a common measurement of a security's sensitivity to interest rate movements. The Fund's target dura-tion typically remains relatively close to the duration of the market as a whole, as represented by the Fund's benchmark. The strategists closely monitor the Fund and make tactical adjustments as necessary.

The Fund may invest in mortgage-related securities issued by governmental entities and private issuers. These may include investments in collateralized mortgage obligations and principal-only and interest-only stripped mortgage-backed securities.

The Fund may enter into "dollar rolls," in which the Fund sells mortgage-

[SIDENOTE:]
BEFORE YOU INVEST
INVESTORS CONSIDERING THE FUND SHOULD UNDERSTAND THAT:
- THERE IS NO ASSURANCE THAT THE FUND WILL MEET ITS INVESTMENT OBJECTIVE.
- THE FUND DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM.

FREQUENCY OF TRADING
HOW FREQUENTLY THE FUND BUYS AND SELLS SECURITIES WILL VARY FROM YEAR TO YEAR, DEPENDING ON MARKET CONDITIONS.

JPMORGAN BOND FUND
--------------------------------------------------------------------------------

backed securities and at the same time contracts to buy back very similar securities on a future date. It may also buy asset-backed securities. These receive a stream of income from a particular asset, such as credit card receivables.

The Fund may purchase participations in loans arranged through private negotiations between a borrower and one or more banks or other financial institutions. These loans can have fixed, floating or variable interest rates. The Fund may also invest in collateralized bond obligations.

The Fund may invest in floating rate securities, whose interest rate adjusts automatically whenever a specified interest rate changes.

The Fund may also invest in high-quality, short-term money market instruments, repurchase agreements and derivatives, which are investments that have a value based on another investment, exchange rate or index. The Fund may use derivatives to hedge various investments and for risk management.

The Fund may change any of these investment policies (including its investment objective) without shareholder approval.

THE FUND'S MAIN
INVESTMENT RISKS
All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some specific risks of investing in the Fund.

The Fund may not achieve its objective if the adviser's expectations regarding particular securities or markets are not met.

The value of debt securities tends to fall when prevailing interest rates rise. Such a drop in value could be worse if the Fund invests a larger portion of its assets in debt securities with longer maturities. Long-term debt securities are more sensitive to interest rate changes than other fixed-income securities. Note that conversely the value of fixed-income investments tends to increase when prevailing interest rates fall.

High-yield debt securities may carry greater risks than securities which have higher credit ratings, including a high risk of default. The yields of lower-rated securities will move up and down over time. The credit rating of a high-yield security evaluates the ability of the issuer to make principal and interest or dividend payments; it does not necessarily address its market value risk. Ratings and market value may change, positively or negatively, from time to time to reflect new developments regarding the issuer.

Companies which issue high-yield securities are often young and growing and have a lot of debt. High-yield securities are considered speculative, meaning there is a significant risk that the issuer may not be able to repay principal or pay interest or dividends on time. In addition, the issuer's other creditors may have the right to be paid before holders of the high-yield security.

During an economic downturn, a period of rising interest rates or a recession, issuers of high-yield securities that have a lot of debt may experience financial problems. They may not have enough cash to make their payments. An economic downturn could also hurt

                                                              JPMORGAN BOND FUND
--------------------------------------------------------------------------------

the market for lower-rated securities and the Fund.

The market for high-yield securities is not as liquid as the markets for higher rated securities. This means that it may be harder to sell high-yield securities, especially on short notice. The market could also be hurt by legal or tax changes.

The costs of investing in the high-yield market are usually higher than investing in investment grade securities. The Fund has to spend more money for investment research and commissions.

Securities which are rated Baa by Moody's or BBB by S&P may have fewer protective provisions and are generally more risky than higher rated securities. The issuer may have trouble making principal and interest payments when difficult economic conditions exist.

Since the Fund may invest a portion of its assets in securities issued, denominated and traded in foreign currencies, the value of the Fund's foreign holdings can be affected by currency exchange rates and exchange control regulations. Investments in foreign securities may be affected by political, social and economic instability. Some securities may be harder to trade without incurring a loss and may be difficult to convert into cash. There may be less public information available, differing settlement procedures, or regulations and standards that do not match U.S. standards. Some countries may nationalize or expropriate assets or impose exchange controls. These risks increase when investing in issuers located in emerging markets.

When the Fund invests in mortgage-related securities, the value of the Fund could change more often and to a greater degree than if it did not buy mortgage-backed securities. The prepayment features on some mortgage-related securities make them more sensitive to interest rate changes.

Mortgage-related securities are subject to scheduled and unscheduled principal payments as property owners pay down or prepay their mortgages. As these payments are received, they must be reinvested when interest rates may be lower than on the original mortgage security. When interest rates are rising, the value of fixed-income securities with prepayment features are likely to decrease as much or more than securities without prepayment features. In addition, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities when interest rates fall.

Collateral mortgage obligations are issued in multiple classes, and each class may have its own interest rate and/or final payment date. A class with an earlier final payment date may have certain preferences in receiving principal payments or earning interest. As a result, the value of some classes in which the Fund invests may be more volatile and may be subject to higher risk of nonpayment.

[SIDENOTE:]
INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

JPMORGAN BOND FUND
--------------------------------------------------------------------------------

The value of interest-only and principal-only mortgage backed securities is more volatile than other types of mortgage-related securities. They are very sensitive not only to changes in interest rates, but also to the rate of prepayments. A rapid or unexpected increase in prepayments can significantly depress the price of interest-only securities, while a rapid or unexpected decrease could have the same effect on principal-only securities. In addition, these instruments may be illiquid.

The market for loan participations may not be highly liquid and the Fund may have difficulty selling them. When it buys them, the Fund typically is entitled to receive payment from the lender only, and not the underlying borrower. These investments expose the Fund to the risk of investing in both the financial institution and the underlying borrower.

Collateralized bond obligations typically are separated into different classes. Each class represents a different degree of credit quality, with lower classes having greater risk but higher interest rates. The bottom class usually does not have a stated interest rate. Instead, it receives whatever is left after all the higher classes have been paid. As a result, the value of some classes in which the Fund invests may be more volatile.

Certain securities which the Fund may hold, such as stripped obligations and zero coupon securities, are more sensitive to changes in interest rates than ordinary interest-paying securities. As a result, they may be more volatile than other types of investments.

Some asset-backed securities may have additional risk because they may receive little or no collateral protection from the underlying assets.

If the interest rate on floating rate securities falls, the Fund's yield may decline and it may lose the opportunity for capital appreciation.

Dollar rolls, forward commitments, repurchase agreements and reverse repurchase agreements involve some risk to the Fund if the other party does not fulfill its part of the agreement.

Derivatives may be riskier than other types of investments because they may be more sensitive to changes in economic conditions than other types of investments.

If the Fund departs from its investment policies during temporary defensive periods, it may not achieve its investment objective.

                                                              JPMORGAN BOND FUND
--------------------------------------------------------------------------------

THE FUND'S PAST PERFORMANCE (UNAUDITED)

This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. Prior to the date of this prospectus, the Fund had only one class of shares, and operated in a master-feeder structure. As of the date of this prospectus, the Fund's existing share class will be re-named "Institutional" and Ultra Class Shares will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). It compares that performance to the Salomon Smith Barney Broad Investment Grade Bond Index, a widely recognized market benchmark.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

[BAR CHART]

YEAR-BY-YEAR RETURNS(1,2)

           1991         13.45%
           1992          6.53%
           1993          9.98%
           1994         -2.68%
           1995         18.42%
           1996          3.30%
           1997          9.29%
           1998          7.54%
           1999         -0.55%
           2000         10.93%


-------------------------------
BEST QUARTER              6.30%
-------------------------------
              2nd quarter, 1995
-------------------------------
WORST QUARTER            -2.38%
-------------------------------
              1st quarter, 1994


THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 2.87%

AVERAGE ANNUAL TOTAL RETURN (%)
Shows performance over time, for periods ended December 31, 2000(1)

                                      PAST 1 YR.    PAST 5 YRS.   PAST 10 YRS.
--------------------------------------------------------------------------------
 BOND FUND
 (AFTER EXPENSES)                       10.93         6.02          7.45
--------------------------------------------------------------------------------
 SALOMON SMITH BARNEY BROAD
 INVESTMENT GRADE BOND INDEX
 (NO EXPENSES)                          11.59         6.45           8.00
--------------------------------------------------------------------------------

(1) THE FUND COMMENCED OPERATIONS ON 7/26/93. RETURNS FOR THE PERIOD 1/1/90 THROUGH 7/31/93 REFLECT PERFORMANCE OF THE PIERPONT BOND FUND, THE FUND'S PREDECESSOR.
(2) THE FUND'S FISCAL YEAR END IS 10/31.

JPMORGAN BOND FUND
--------------------------------------------------------------------------------

ESTIMATED INVESTOR EXPENSES FOR ULTRA CLASS SHARES

The estimated expenses of the Ultra Class before and after reimbursement are shown below. The Ultra Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM ULTRA CLASS ASSETS)

                                        SHARE-
                          DISTRIBUTION  HOLDER               TOTAL       FEE WAIVER
               MANAGEMENT (RULE 12B-1)  SERVICE  OTHER       OPERATING   AND EXPENSE        NET
               FEES       FEES          FEES     EXPENSES(3) EXPENSES    REIMBURSEMENT(4)   EXPENSES(4)
---------------------------------------------------------------------------------------------------------
 ULTRA CLASS
 SHARES        0.30%      NONE          0.05%    0.18%       0.53%       0.13%              0.40%
---------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Ultra Class with the cost of investing in other mutual funds. The example assumes:

- $10,000 initial investment

- 5% return each year

- net expenses for three years and total operating expenses thereafter, and

- all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Ultra Class and your actual costs may be higher or lower.

                                                       1 YR.       3 YRS.
--------------------------------------------------------------------------------
 YOUR COST ($)                                          41          128
--------------------------------------------------------------------------------

(3) "OTHER EXPENSES" ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL YEAR.
(4) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF THE ULTRA CLASS (EXCLUDING INTEREST, TAXES, EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED COMPENSATION
    PLAN) EXCEED 0.40% OF ITS AVERAGE DAILY NET ASSETS FOR
    THREE YEARS.

------------------------------------------------------------------------------
JPMORGAN INTERMEDIATE TAX FREE INCOME FUND


THE FUND'S OBJECTIVE

The Fund seeks to provide monthly dividends, which are excluded from gross income, and to protect the value of your investment by investing primarily in municipal obligations.

THE FUND'S MAIN
INVESTMENT STRATEGY

As a fundamental policy, the Fund normally invests at least 80% of its total assets in municipal obligations whose interest payments are:

- excluded from gross income

- excluded from the federal alternative minimum tax on individuals

The Fund invests in securities that are rated as investment grade by Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Service Inc. It may also invest in unrated securities of comparable quality.

The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used to hedge various market risks.

The Fund seeks to develop an appropriate portfolio by comparing, among other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an attempt to maximize investment returns while minimizing risk.

Under normal market conditions, the Fund reserves the right to invest up to 20% of its total assets in securities that pay interest subject to federal income tax or the federal alternative minimum tax on individuals. To temporarily defend the value of its assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be invested in any one industry, other than governments and public authorities.

The Fund may invest in money market funds so that it can easily convert investments into cash without losing a significant amount of money in the process.

The Fund may also invest in municipal lease obligations. These allow the Fund to participate in municipal lease agreements and installment purchase contracts.

The Fund may invest up to 25% of its total assets in municipal lease obligations backed by letters of credit or guarantees from U.S. and foreign banks and other foreign institutions.

There may be times when there are not enough securities available to meet the Fund's needs. On these occasions, the Fund may invest in repurchase agreements or Treasury securities that may be subject to federal income tax.

The Fund may change any of its non-fundamental investment policies (including its investment objective) without shareholder approval.

JPMORGAN INTERMEDIATE TAX FREE INCOME FUND
------------------------------------------------------------------------------


THE FUND'S MAIN
INVESTMENT RISKS

All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some specific risks of investing in the Fund.

The principal value of fixed income investments tends to fall when prevailing interest rates rise.

A municipality that gets into financial trouble could find it difficult to make interest and principal payments, which would hurt the Fund's returns and its ability to preserve capital and liquidity. A number of issuers have a recent history of significant financial difficulties. More than 5% of the Fund's total assets may be invested in any one municipality, which could increase this risk.

Under some circumstances, municipal lease obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the Fund may invest up to 20% of its total assets in securities whose interest is subject to the federal alternative minimum tax. Consult your tax professional for more information.

Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

The Fund may invest in municipal obligations backed by foreign institutions. This could carry more risk than securities backed by U.S. institutions, because of political or economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

The value of zero coupon securities, inverse floaters and interest rate caps tends to fluctuate according to interest rate changes significantly more than the value of ordinary interest-paying debt securities. The price of a security with an interest rate cap will change more often and to a greater degree than a municipal security without one.

A forward commitment could lose value if the underlying security falls in value before the settlement date or if the other party fails to meet its obligation to complete the transaction.

Derivatives may be more risky than other types of investments because they

[SIDENOTE]
BEFORE YOU INVEST
INVESTORS CONSIDERING THE FUND SHOULD UNDERSTAND THAT:
 - THERE IS NO ASSURANCE THAT THE FUND WILL MEET ITS INVESTMENT OBJECTIVE.
 - THE FUND DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM.

FREQUENCY OF TRADING
HOW FREQUENTLY THE FUND BUYS AND SELLS SECURITIES WILL VARY FROM YEAR TO YEAR, DEPENDING ON MARKET CONDITIONS.

[SIDENOTE]
INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY

JPMORGAN INTERMEDIATE TAX FREE INCOME FUND
------------------------------------------------------------------------------


may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that exceed the Fund's original investment.

The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes the value of its shares more sensitive to economic problems among those issuing the securities. In addition, more than 25% of the Fund's total assets may be invested in securities that rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments that affect those projects.

JPMORGAN INTERMEDIATE TAX FREE INCOME FUND
------------------------------------------------------------------------------


THE FUND'S PAST PERFORMANCE (UNAUDITED)

This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. As of the date of this prospectus, the current Institutional Class Shares will be re-named "Select Class" and a new Institutional Class will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). It compares that performance to the Lehman Municipal Bond 3-10 Year Blended Index and the Lipper Intermediate Municipal Debt Funds Index, widely recognized market benchmarks.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 2.34%

[BAR CHART]
YEAR-BY-YEAR RETURNS(1),(2)

           1991         12.20%
           1992          8.71%
           1993         11.78%
           1994         -3.96%
           1995         14.39%
           1996          3.76%
           1997          8.21%
           1998          6.56%
           1999         -0.55%
           2000          8.56%

----------------------------------
BEST QUARTER                 5.92%
----------------------------------
                 1st quarter, 1995
----------------------------------
WORST QUARTER               -3.52%
----------------------------------
                 1st quarter, 1994

AVERAGE ANNUAL TOTAL RETURNS (%)

Shows performance over time, for periods ended December 31, 2000(1)

                                       PAST 1 YR.    PAST 5 YRS.  PAST 10 YRS.
------------------------------------------------------------------------------
INTERMEDIATE TAX FREE INCOME FUND
(AFTER EXPENSES)                         8.56         5.26          6.82
------------------------------------------------------------------------------
LEHMAN MUNICIPAL BOND 3-10
YEAR BLENDED INDEX (NO EXPENSES)         8.61         5.32          6.53
------------------------------------------------------------------------------
LIPPER INTERMEDIATE MUNICIPAL
DEBT FUNDS INDEX (NO EXPENSES)           8.67         4.80          6.09
------------------------------------------------------------------------------

(1) SELECT CLASS SHARES COMMENCED OPERATIONS ON 1/1/97. THE PERFORMANCE OF THE FUND PRIOR TO 1/1/97 IS BASED ON THE HISTORICAL PERFORMANCE OF A PREDECESSOR COMMON TRUST FUND.
(2) THE FUND'S FISCAL YEAR END IS 8/31.

JPMORGAN INTERMEDIATE TAX FREE INCOME FUND
------------------------------------------------------------------------------


ESTIMATED INVESTOR EXPENSES FOR INSTITUTIONAL CLASS SHARES

The estimated expenses of the Institutional Class before and after reimbursement are shown below. The Institutional Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE
DEDUCTED FROM INSTITUTIONAL CLASS ASSETS)

                                         SHARE-
                           DISTRIBUTION  HOLDER                TOTAL      FEE WAIVER
               MANAGEMENT  (RULE 12B-1)  SERVICE  OTHER        OPERATING  AND EXPENSE        NET
               FEES        FEES          FEES     EXPENSES(3)  EXPENSES   REIMBURSEMENT(4)   EXPENSES(4)
---------------------------------------------------------------------------------------------------------
INSTITUTIONAL
CLASS SHARES    0.30%        NONE          0.10%     0.19%     0.59%       0.09%           0.50%
---------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Institutional Class with the cost of investing in other mutual funds. The example assumes:

- $10,000 initial investment

- 5% return each year

- net expenses for three years and total operating expenses thereafter, and

- all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Institutional Class and your actual costs may be higher or lower.

                                                       1 YR.       3 YRS.
-------------------------------------------------------------------------
YOUR COST ($)                                           51          160
-------------------------------------------------------------------------

(3) "OTHER EXPENSES" ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL YEAR.
(4) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF THE INSTITUTIONAL CLASS (EXCLUDING INTEREST, TAXES, EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED COMPENSATION
    PLAN) EXCEED 0.50% OF ITS AVERAGE DAILY NET ASSETS FOR
    THREE YEARS.

------------------------------------------------------------------------------
JPMORGAN NEW YORK INTERMEDIATE TAX FREE INCOME FUND

THE FUND'S OBJECTIVE

The Fund seeks to provide monthly dividends that are excluded from gross income and are exempt from New York State and New York City personal income taxes. It also seeks to protect the value of your investment.

THE FUND'S MAIN
INVESTMENT STRATEGY

As a fundamental policy, the Fund normally invests at least 80% of its total assets in New York municipal obligations whose interest payments are:

- excluded from gross income and exempt from New York State and New York City income taxes, and

- excluded from the federal alternative minimum tax on individuals.

New York municipal obligations are those issued by New York State, its political subsidiaries, as well as Puerto Rico, other U.S. territories and their political subdivisions.

The Fund invests in securities that are rated as investment grade by Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Service Inc. It may also invest in unrated securities of comparable quality.

The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used to hedge various market risks.

The Fund seeks to develop an appropriate portfolio by comparing, among other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an attempt to maximize investment returns while minimizing risk.

Under normal market conditions, the Fund reserves the right to invest up to 20% of its total assets in securities that pay interest subject to federal income tax, the federal alternative minimum tax on individuals or New York State and New York City personal income taxes. To temporarily defend the value of its assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be invested in any one industry, other than governments and public authorities.

The Fund may invest in money market funds so that it can easily convert investments into cash without losing a significant amount of money in the process.

The Fund may also invest in municipal lease obligations. These allow the Fund to participate in municipal lease agreements and installment purchase contracts.

The Fund may invest up to 25% of its total assets in municipal lease obligations backed by letters of credit or guarantees from U.S. and foreign banks and other foreign institutions.

                           JPMORGAN NEW YORK INTERMEDIATE TAX FREE INCOME FUND
------------------------------------------------------------------------------

There may be times when there are not enough securities available to meet the Fund's needs. On these occasions, the Fund may invest in repurchase agreements or Treasury securities that may be subject to federal income tax.

The Fund may change any of its non-fundamental investment policies (including its investment objective) without shareholder approval.

THE FUND'S MAIN
INVESTMENT RISKS

All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. Here are some specific risks of investing in the Fund.

The principal value of fixed-income investments tends to fall when prevailing interest rates rise.

The Fund invests primarily in New York State and its municipalities and public authorities. A number of municipal issuers, including the State of New York and New York City, have a history of financial problems. If the state, or any of the local government bodies, gets into financial trouble, it could have trouble paying interest and principal. This would hurt the Fund's returns and its ability to preserve capital and liquidity. If more than 5% of the Fund's total assets are invested in any one municipality, this risk could increase.

Under some circumstances, municipal lease obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the Fund may invest up to 20% of its total assets in securities whose interest is subject to the federal alternative minimum tax. Consult your tax professional for more information.

Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

The Fund may invest in municipal obligations backed by foreign institutions. This could carry more risk than securities backed by U.S. institutions, because of political or economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

The value of zero coupon securities, inverse floaters and interest rate caps tends to fluctuate according to interest rate changes significantly more than the value of ordinary interest-paying debt securities. The price of a security with an interest rate cap will change more often and to a greater degree than a municipal security without one.

[SIDENOTE]
BEFORE YOU INVEST
INVESTORS CONSIDERING THE FUND SHOULD UNDERSTAND THAT:
 - THERE IS NO ASSURANCE THAT THE FUND WILL MEET ITS INVESTMENT OBJECTIVE.
 - THE FUND DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM.

FREQUENCY OF TRADING
HOW FREQUENTLY THE FUND BUYS AND SELLS SECURITIES WILL VARY FROM YEAR TO YEAR, DEPENDING ON MARKET CONDITIONS.

                            JPMORGAN NEW YORK INTERMEDIATE TAX FREE INCOME FUND
-------------------------------------------------------------------------------


A forward commitment could lose value if the underlying security falls in value before the settlement date or if the other party fails to meet its obligation to complete the transaction.

Derivatives may be more risky than other types of investments because they may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that exceed the Fund's original investment.

The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes the value of its shares more sensitive to economic problems among those issuing the securities. In addition, more than 25% of the Fund's total assets may be invested in securities that rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments that affect those projects.

[SIDENOTE]
INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED, OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

                            JPMORGAN NEW YORK INTERMEDIATE TAX FREE INCOME FUND
-------------------------------------------------------------------------------


THE FUND'S PAST PERFORMANCE (unaudited)

This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. As of the date of the prospectus, the current Institutional Class Shares will be re-named "Select Class" and a new Institutional Class will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). It compares that performance to the Lehman Municipal Bond Index, Lehman New York Municipal Bond Index and Lipper New York Municipal Debt Funds Index, widely recognized market benchmarks.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 2.15%

[BAR CHART]
YEAR-BY-YEAR RETURNS(1),(2)

           1991         11.82%
           1992          9.08%
           1993         11.28%
           1994         -5.81%
           1995         15.42%
           1996          3.06%
           1997          8.46%
           1998          6.45%
           1999         -1.41%
           2000          9.93%

----------------------------------
BEST QUARTER                 5.82%
----------------------------------
                 1st quarter, 1995
----------------------------------
WORST QUARTER               -4.27%
----------------------------------
                 1st quarter, 1994

AVERAGE ANNUAL TOTAL RETURNS (%)

Shows performance over time, for periods ended December 31, 2000(1)

                                     PAST 1 YR.    PAST 5 YRS.   PAST 10 YRS.
-----------------------------------------------------------------------------
NEW YORK INTERMEDIATE TAX FREE
INCOME FUND (AFTER EXPENSES)            9.93         5.23          6.64
-----------------------------------------------------------------------------
LEHMAN MUNICIPAL BOND INDEX
(NO EXPENSES)                          11.68         5.84          7.32
-----------------------------------------------------------------------------
LEHMAN NEW YORK
MUNICIPAL BOND INDEX (NO EXPENSES)     12.01         6.17          7.96@
-----------------------------------------------------------------------------
LIPPER NEW YORK MUNICIPAL
DEBT FUNDS INDEX (NO EXPENSES)         12.16         4.88          6.82
-----------------------------------------------------------------------------

@ REFLECTS THE AVERAGE ANNUAL RETURN SINCE INCEPTION (JUNE 30, 1993). THE INDEX LACKS A COMPLETE TEN YEARS OF HISTORY.
(1) SELECT CLASS SHARES COMMENCED OPERATIONS ON 1/1/97. THE PERFORMANCE OF THE FUND PRIOR TO 1/1/97 IS BASED ON THE HISTORICAL PERFORMANCE OF A PREDECESSOR COMMON TRUST FUND.
(2) THE FUND'S FISCAL YEAR END IS 8/31.

                           JPMORGAN NEW YORK INTERMEDIATE TAX FREE INCOME FUND
------------------------------------------------------------------------------


ESTIMATED INVESTOR EXPENSES FOR INSTITUTIONAL CLASS SHARES

The estimated expenses of the Institutional Class before and after reimbursement are shown below. The Institutional Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM INSTITUTIONAL CLASS ASSETS)

                                         SHARE-
                           DISTRIBUTION  HOLDER                TOTAL       FEE WAIVER
                MANAGEMENT (RULE 12B-1)  SERVICE  OTHER        OPERATING   AND EXPENSE       NET
                FEES       FEES          FEES     EXPENSES(3)  EXPENSES    REIMBURSEMENT(4)  EXPENSES(4)
--------------------------------------------------------------------------------------------------------
 INSTITUTIONAL
 CLASS SHARES     0.30%      NONE          0.10%    0.22%      0.62%       0.12%           0.50%
--------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Institutional Class with the cost of investing in other mutual funds. The example assumes:

- $10,000 initial investment

- 5% return each year

- net expenses for three years and total operating expenses thereafter, and

- all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Institutional Class and your actual costs may be higher or lower.

                                                       1 YR.       3 YRS.
-------------------------------------------------------------------------
YOUR COST ($)                                           51          160
-------------------------------------------------------------------------

(3) "OTHER EXPENSES" ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL YEAR.
(4) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF THE INSTITUTIONAL CLASS (EXCLUDING INTEREST, TAXES, EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED COMPENSATION
    PLAN) EXCEED 0.50% OF ITS AVERAGE DAILY NET ASSETS FOR THREE YEARS.

--------------------------------------------------------------------------------
JPMORGAN FLEMING EUROPEAN FUND

THE FUND'S OBJECTIVE
The Fund seeks total return from long-term capital growth. Total return consists of capital growth and current income.

THE FUND'S MAIN INVESTMENT STRATEGY
The Fund will invest primarily in equity securities issued by companies with principal business activities in Western Europe. Under normal market conditions, the Fund invests at least 65% of its total assets in equity securities of European issuers. These investments may take the form of depositary receipts. Equity securities include common stocks, preferred stocks, securities that are convertible into common stocks and warrants to buy common stocks.

The Fund's adviser seeks to identify those Western European countries and industries where political and economic factors, including currency changes, are likely to produce above-average growth rates. Then the adviser tries to identify companies within those countries and industries that are poised to take advantage of those political and economic conditions. The Fund will continually review economic and political events in the countries in which it invests.

The Fund may invest in Austria, Belgium, Denmark, Germany, Finland, France, Greece, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, and the United Kingdom, as well as other Western European countries which the advisers think are appropriate. In addition, the Fund may invest up to 8% of its total assets in equity securities of emerging market European issuers. These countries may include Poland, the Czech Republic, Hungary and other similar countries which the adviser thinks are appropriate.

The Fund may invest in securities denominated in U.S. dollars, major reserve currencies and currencies of other countries in which it can invest. The adviser may adjust the Fund's exposure to each currency based on its view of the markets and issuers. The adviser will decide how much to invest in the securities of a particular currency or country by evaluating the yield and potential growth of an investment, as well as the relationship between the currency and the U.S. dollar. The adviser may increase or decrease the emphasis on a type of security, industry, country or currency, based on its analysis of a variety of economic factors, including fundamental economic strength, earnings growth, quality of management, industry growth, credit quality and interest rate trends. The Fund may purchase securities where the issuer is located in one country but the security is denominated in the currency of another.

While the Fund's assets will usually be invested in a number of different Western European countries, the Fund's adviser may at times invest most or all of the assets in a limited number of these countries. The Fund will, however, try to choose a wide range of industries and companies of varying sizes.

While the Fund invests primarily in equities, it may also invest in investment-grade debt securities. Investment grade means a rating of Baa or higher by

JPMORGAN FLEMING EUROPEAN FUND
--------------------------------------------------------------------------------


Moody's Investor Service, Inc., BBB or higher by Standard & Poor's Corporation or the equivalent by another national rating organization or unrated securities of comparable quality. No more than 25% of the Fund's total assets will be invested in debt securities denominated in a currency other than the U.S. dollar. No more than 25% of the Fund's total assets will be invested in debt securities issued by a single foreign government or international organization, such as the World Bank.

While the Fund intends to invest primarily in stocks and investment-grade debt securities, under normal market conditions it is permitted to invest up to 35% of its total assets in high-quality money market instruments and repurchase agreements. To temporarily defend its assets, the Fund may invest any amount of its assets in these instruments and in debt securities issued by supranational organizations and companies and governments of countries in which the Fund can invest and short-term debt instruments issued or guaranteed by the government of any member of the Organization for Economic Cooperation and Development. These debt securities may be in various currencies. During unusual market conditions, the Fund may invest up to 20% of its total assets in U.S. government debt securities.

Where the capital markets in certain countries are either less developed or not easy to access, the Fund may invest in these countries by investing in closed-end investment companies that are authorized to invest in those countries.

The Fund may invest in derivatives, which are financial instruments the value of which is based on another security, index or exchange rate. The Fund may use derivatives to hedge various market risks or to increase the Fund's income or gain.

The Fund may change any of these investment policies (but not its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

THE FUND'S MAIN
INVESTMENT RISKS
All mutual funds carry a certain amount of risk. You may lose money on your investment in the Fund. This section describes some of the specific risks of investing in the Fund.

The Fund may not achieve its objective if the adviser's expectations regarding particular securities or markets are not met.

The value of shares of the Fund will be influenced by conditions in stock markets as well as the performance of the companies selected for the Fund's portfolio.

[SIDENOTE]
BEFORE YOU INVEST
INVESTORS CONSIDERING THE FUND SHOULD UNDERSTAND THAT:

- THERE IS NO ASSURANCE THAT THE FUND WILL MEET ITS INVESTMENT OBJECTIVE.

- THE FUND DOES NOT REPRESENT A COMPLETE INVESTMENT PROGRAM.

FREQUENCY OF TRADING
THE FUND MAY TRADE SECURITIES ACTIVELY, WHICH COULD INCREASE TRANSACTION COSTS (AND LOWER PERFORMANCE) AND INCREASE YOUR TAXABLE DIVIDENDS.

                                                  JPMORGAN FLEMING EUROPEAN FUND
--------------------------------------------------------------------------------



Because the Fund invests primarily in securities of issuers outside the United States, an investment in the Fund is riskier than an investment in a U.S. equity fund. Because foreign securities are usually denominated in foreign currencies, the value of the Fund's portfolio may be influenced by currency exchange rates and exchange control regulations. Foreign securities may be affected by political, social and economic instability. Some securities may be harder to trade without incurring a loss and may be difficult to convert into cash. There may be less public information available, differing settlement procedures, or regulations and standards that do not match U.S. standards. Some countries may nationalize or expropriate assets or impose exchange controls. These risks increase when investing in issuers located in emerging markets.

The Fund's investments may take the form of depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may not provide as much information about the underlying issuer and may not carry the same voting privileges as sponsored depositary receipts.

The Fund's investments in emerging markets could lead to more volatility in the value of the Fund's shares. As mentioned above, the normal risks of investing in foreign countries are heightened when investing in emerging markets. In addition, the small size of securities markets and the low trading volume may lead to a lack of liquidity, which leads to increased volatility. Also, emerging markets may not provide adequate legal protection for private or foreign investment or private property.

The Fund's performance will be affected by political, social and economic conditions in Europe, such as growth of the economic output (the Gross National Product), the rate of inflation, the rate at which capital is reinvested into European economies, the resource self-sufficiency of European countries and interest and monetary exchange rates between European countries.

In early 1999, the European Monetary Union implemented a new currency called the "euro," which is expected to replace existing national currencies by July 1, 2002. Full implementation of the euro may be delayed and difficulties with the conversion may significantly impact European capital markets. It is possible that the euro could increase volatility in financial markets, which could have a negative effect on the strength and value of the U.S. dollar and, as a result, the value of shares of the Fund.

Because the Fund may invest in small companies, the value of your investment may fluctuate more dramatically than an investment in a fund which does not invest in small companies. That's because small companies trade less frequently and in smaller volumes, which may lead to more volatility in the

[SIDENOTE]
INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

JPMORGAN FLEMING EUROPEAN FUND
--------------------------------------------------------------------------------



prices of their securities. They may have limited product lines, markets or financial resources, and they may depend on a small management group.

The market value of convertible securities and other debt securities tends to fall when prevailing interest rates rise. The value of convertible securities also tends to change whenever the market value of the underlying common or preferred stock fluctuates. Securities which are rated Baa by Moody's or BBB by S&P may have fewer protective provisions than higher rated securities. The issuer may have trouble making principal and interest payments when difficult economic conditions exist.

If the Fund invests in closed-end investment companies, it may incur added expenses such as additional management fees and trading costs.

Investing a substantial portion of its assets in money market instruments, repurchase agreements and debt securities, including situations in which the Fund is investing for temporary defensive purposes, could reduce the Fund's potential return.

Derivatives may be riskier than other types of investments because they may be more sensitive to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that exceed the Fund's original investment.

The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes the value of its shares more sensitive to economic problems among those issuing the securities.

                                                  JPMORGAN FLEMING EUROPEAN FUND
--------------------------------------------------------------------------------


THE FUND'S PAST PERFORMANCE (UNAUDITED)
This section shows the Fund's performance record with respect to the Fund's Class A Shares. Institutional Class Shares are being introduced as of the date of this prospectus. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund). It compares that performance to the MSCI Europe Index and the Lipper European Funds Index, widely recognized market benchmarks.

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS -14.81%

YEAR-BY-YEAR RETURNS(1),(2)

[BAR CHART]

           1996         28.10%
           1997         21.38%
           1998         28.17%
           1999         36.06%
           2000        -14.73%

---------------------------------
BEST QUARTER               33.36%
---------------------------------
                4th quarter, 1999
---------------------------------
WORST QUARTER             -16.97%
---------------------------------
                3rd quarter, 1998

AVERAGE ANNUAL TOTAL RETURNS (%)
Shows performance over time, for periods ended December 31, 2000(1)

                                        PAST 1 YR.    PAST 5 YRS.   LIFE OF FUND
--------------------------------------------------------------------------------
 FLEMING EUROPEAN FUND (AFTER EXPENSES)  -19.64         16.86          16.69
--------------------------------------------------------------------------------
 MSCI EUROPE INDEX (NO EXPENSES)          -8.14         15.75          15.05
--------------------------------------------------------------------------------
 LIPPER EUROPEAN FUNDS INDEX
 (NO EXPENSES)                            -2.58         17.87          17.46
--------------------------------------------------------------------------------

THE PERFORMANCE IN THE TABLE FOR THE CLASS A SHARES REFLECTS THE DEDUCTION OF THE MAXIMUM FRONT END SALES LOAD. INSTITUTIONAL CLASS SHARES DO NOT PAY A SALES LOAD.

(1)   CLASS A SHARES COMMENCED OPERATIONS ON 11/3/95.

(2)   THE FUND'S FISCAL YEAR END IS 10/31.

JPMORGAN FLEMING EUROPEAN FUND
--------------------------------------------------------------------------------



ESTIMATED INVESTOR EXPENSES FOR INSTITUTIONAL CLASS SHARES
The estimated expenses of the Institutional Class before and after reimbursement are shown below. The Institutional Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM INSTITUTIONAL CLASS ASSETS)

                                          SHARE-
                            DISTRIBUTION  HOLDER                TOTAL       FEE WAIVER
                MANAGEMENT  (RULE 12B-1)  SERVICE  OTHER        OPERATING   AND EXPENSE       NET
                FEES        FEES          FEES     EXPENSES(3)  EXPENSES    REIMBURSEMENT(4)  EXPENSES(4)
---------------------------------------------------------------------------------------------------------
 INSTITUTIONAL
 CLASS SHARES   0.65%       NONE          0.10%    0.85%        1.60%       0.60%             1.00%
---------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Institutional Class with the cost of investing in other mutual funds. The example assumes:

- $10,000 initial investment

- 5% return each year

- net expenses for three years and total operating expenses thereafter, and

- all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Institutional Class and your actual costs may be higher or lower.

                                                       1 YR.       3 YRS.
--------------------------------------------------------------------------------
 YOUR COST ($)                                         102         318
--------------------------------------------------------------------------------


(3)  "OTHER EXPENSES" ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL
     YEAR.

(4) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF THE INSTITUTIONAL CLASS (EXCLUDING INTEREST, TAXES, EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED COMPENSATION
     PLAN) EXCEED 1.00% OF ITS AVERAGE DAILY NET ASSETS FOR THREE YEARS.

--------------------------------------------------------------------------------
WHO MAY WANT TO INVEST


THE BOND FUND, INTERMEDIATE TAX FREE INCOME FUND AND THE NEW YORK INTERMEDIATE TAX FREE INCOME FUND (THE FIXED INCOME FUNDS) ARE DESIGNED FOR INVESTORS WHO:
- want to add an income investment to further diversify a portfolio

- want an investment whose risk/return potential is higher than that of money market funds but generally less than that of stock funds

- want an investment that pays monthly dividends

- with regard to the Intermediate Tax Free Income Fund, are seeking income that is exempt from federal personal income tax

- with regard to the New York Intermediate Tax Free Income Fund, are seeking income that is exempt from federal, state, and local (if applicable) personal income taxes in New York

THESE FUNDS ARE NOT DESIGNED FOR INVESTORS WHO:
- are investing for aggressive long-term growth

- require stability of principal

- with regard to the Intermediate Tax Free Income and New York Intermediate Tax Free Income Funds, are investing through a tax-deferred account such as an IRA

THE FLEMING EUROPEAN FUND IS DESIGNED FOR INVESTORS WHO:
- are pursuing a long-term goal

- want to add a non-U.S. investment with growth potential to further diversify a portfolio

- want a Fund that seeks to consistently outperform the markets in which it invests

THESE FUNDS ARE NOT DESIGNED FOR INVESTORS WHO:
- are uncomfortable with the risks of international investing

- are looking for a less aggressive stock investment

- require regular income or stability of principal

- are pursuing a short-term goal or investing emergency reserves

--------------------------------------------------------------------------------
                     THE FUNDS' MANAGEMENT AND ADMINISTRATION

The Bond Fund is a series of J.P. Morgan Institutional Funds, a Massachusetts business trust. The Intermediate Tax Free Income Fund and New York Intermediate Tax Free Income Fund are series of Mutual Fund Select Trust, and the Fleming European Fund is a series of Mutual Fund Group, both of which are Massachusetts business trusts. The trustees of each trust are responsible for overseeing all business activities.

THE FUNDS' ADMINISTRATOR
Either Morgan Guaranty Trust Company of New York or The Chase Manhattan Bank (an "Administrator") provides administrative services, oversees each Fund's other service providers and provides Fund officers. The Administrator receives the following annual fee on behalf of each Fund for administrative services:

0.15% of each Fund's pro-rata portion of the first $25 billion of average net assets of all non-money market funds in the JPMorgan Funds complex plus 0.10% of average net assets over $25 billion.

THE FUNDS' INVESTMENT ADVISERS
J.P. Morgan Investment Management Inc. ("JPMIM") is the investment adviser and makes the day-to-day investment decisions for the Bond Fund. JPMIM is located at 522 5th Avenue, New York, NY 10036.

J.P. Morgan Fleming Asset Management (USA) Inc. (JPMFAM (USA)) is the investment adviser for the Intermediate Tax Free Income Fund, the New York Intermediate Tax Free Income Fund and the Fleming European Fund and makes the day-to-day investment decisions for each of the Intermediate Tax Free Income Fund and New York Intermediate Tax Free Income Fund. Prior to February 28, 2001 the adviser to these three Funds was The Chase Manhattan Bank (Chase) and JPMFAM (USA) was the sub-adviser for the Intermediate Tax Free Income Fund and the New York Intermediate Tax Free Income Fund. JPMFAM (USA) is located at 522 5th Avenue, New York, NY 10036.

Chase Fleming Asset Management (London) Limited (CFAM London) is the sub-adviser to the Fleming European Fund and makes the day-to-day investment decisions for that Fund. JPMFAM (USA) pays CFAM London a sub-advisory fee for its services. CFAM London is located at Colvile House, 32 Curzon Street, London W1Y8AL.

JPMIM, JPMFAM (USA) and CFAM London are wholly owned subsidiaries of J.P. Morgan Chase & Co. (JPMorgan Chase), a bank holding company.

During the most recent fiscal year, each adviser (as applicable) was paid management fees (net of waivers) as a percentage of average net assets as follows:

                                  FISCAL
 FUND                             YEAR END    %
-------------------------------------------------
 BOND FUND                        10/31     0.30%
-------------------------------------------------
 INTERMEDIATE TAX FREE INCOME
 FUND                             8/31      0.24%
-------------------------------------------------
 NEW YORK INTERMEDIATE TAX
 FREE INCOME FUND                 8/31      0.24%
-------------------------------------------------
 FLEMING EUROPEAN FUND            10/31     0.80%
-------------------------------------------------

PORTFOLIO MANAGERS

BOND FUND, INTERMEDIATE TAX FREE INCOME FUND, NEWYORK INTERMEDIATE TAX FREE INCOME FUND
The Fixed Income Funds are managed by a team of individuals at JPMIM or JPMFAM (USA), as applicable.

--------------------------------------------------------------------------------



FLEMING EUROPEAN FUND
James Elliot and Ajay Gambhir are both assistant directors of the European Equity Group. Mr Elliot joined CFAM London in June of 1995 as an executive in the European Investment Banking group. He was appointed a portfolio manager in 1998 and Assistant Director in 1999. Mr. Gambhir joined CFAM London in December of 1997 as a Fund manager in the European Equity Group. Prior to that he worked as a Fund manager at NM Rothschild & Sons Limited. Mr. Gambhir was appointed Assistant Director in April of 2000. Both have managed the Fund since August of 2000.

--------------------------------------------------------------------------------
HOW YOUR ACCOUNT WORKS


BUYING FUND SHARES
You don't pay any sales charge (sometimes called a load) when you buy Institutional or Ultra Class Shares in these Funds. The price you pay for your shares is the net asset value per share (NAV). NAV is the value of everything the particular Fund owns, minus everything it owes, divided by the number of shares held by investors. Each Fund generally values its assets at their market value but may use fair value if market prices are unavailable or do not represent a security's value at the time of pricing.

The NAV of each class of shares is calculated once each day at the close of regular trading on the New York Stock Exchange, each day the Funds receive orders. You'll pay the next NAV calculated after the JPMorgan Funds Service Center receives your order in proper form. An order is in proper form only after funds are converted into federal funds.

The Fleming European Fund invests in securities that are primarily listed on foreign exchanges and these exchanges may trade on Saturdays or other U.S. holidays on which the Fund does not price. As a result, the Fund's portfolio will trade and its NAV may fluctuate significantly on days when you have no access to the Fund.

You can buy Institutional or Ultra Class Shares through financial service firms, such as broker-dealers and banks that have an agreement with the Funds. Shares are available on any business day the New York Stock Exchange is open. If we receive your order by the close of regular trading on the New York Stock Exchange, we'll process your order at that day's price. If you buy through an agent and not directly from the JPMorgan Funds Service Center, the agent could set an earlier deadline.

All purchases of Institutional or Ultra Class Shares must be paid for by 4:00 p.m. Eastern time on the day of the order, or the order will be canceled. Any funds received in connection with late orders will be invested on the following business day. You must provide a Taxpayer Identification Number when you open an account. The Funds have the right to reject any purchase order or to cease offering shares at any time.

To open an account, buy or sell shares or get fund information, call the JPMorgan Funds Service Center at 1-800-622-4273.

MINIMUM INVESTMENTS
Investors must buy a minimum $3,000,000 worth of Institutional Class Shares and $20,000,000 worth of Ultra Class Shares in a Fund to open an account. There are no minimum levels for subsequent purchases. An investor can combine purchases of Institutional or Ultra Class Shares of other JPMorgan Funds (except for money market funds) in order to meet the minimum. Each Fund may waive this minimum at its discretion.

SELLING FUND SHARES
When you sell your shares you'll receive the next NAV calculated after the JPMorgan Funds Service Center accepts your order in proper form. In order for you to receive that day's NAV, the JPMorgan Funds Service Center must

                                                          HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------


receive your request before the close of regular trading on the New York Stock Exchange.

We will need the names of the registered shareholders and your account number before we can sell your shares. We generally will wire the proceeds from the sale to your bank account on the day after we receive your request in proper form. Federal law allows the Funds to suspend a sale or postpone payment for more than seven business days under unusual circumstances.

You may sell your shares in two ways:

THROUGH YOUR FINANCIAL SERVICE FIRMS
Tell your firm which Funds you want to sell. They'll send all necessary documents to the JPMorgan Funds Service Center.

THROUGH THE JPMORGAN FUNDS SERVICE CENTER
Call 1-800-622-4273. We'll send the proceeds by wire only to the bank account on our records.

REDEMPTIONS-IN-KIND
Each Fund reserves the right to make redemptions of over $250,000 in securities rather than in cash.

EXCHANGING SHARES
You can exchange your Institutional or Ultra Class Shares for shares of the same class in certain other JPMorgan Funds. For tax purposes, an exchange is treated as a sale of Fund shares. Carefully read the prospectus of the Fund you want to buy before making an exchange. Call 1-800-622-4273 for details.

You should not exchange shares as a means of short-term trading as this could increase management costs and affect all shareholders. We reserve the right to limit the number of exchanges or to refuse an exchange. We may also terminate this privilege. We charge an administration fee of $5 for each exchange if you make more than 10 exchanges in a year or three in a quarter. See the Statement of Additional Information to find out more about the exchange privilege.

EXCHANGING BY PHONE
You may also use our Telephone Exchange Privilege. You can get information by contacting the JPMorgan Funds Service Center or your investment representative.

OTHER INFORMATION
CONCERNING THE FUNDS
We may close your account if the aggregate balance in all JPMorgan Funds (except money market funds) falls below the minimum investment noted above for 30 days as a result of selling shares. We'll give you 60 days' notice before closing your account.

Unless you indicate otherwise on your account application, we are authorized to act on redemption and transfer instructions received by phone. If someone trades on your account by phone, we'll ask that person to confirm your account registration and address to make sure they match those you provided us. If they give us the correct information, we are generally authorized to follow that person's instructions. We'll take all reasonable precautions to confirm that the instructions are genuine. Investors agree that they will not hold the Funds liable for any loss or expenses from any sales request,

HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

if the Funds take reasonable precautions. The Funds will be liable for any losses to you from an unauthorized sale or fraud against you if we do not follow reasonable procedures.

You may not always reach the JPMorgan Funds Service Center by telephone. This may be true at time of unusual market changes and shareholder activity. You can mail us your instructions or contact your investment representative or agent. We may modify or cancel the sale of shares by phone without notice.

JPMorgan Fund Distributors, Inc. (JPF) is the distributor for the Funds. It is a subsidiary of The BISYS Group, Inc. and is not affiliated with JPMorgan Chase.

The Funds have agreements with certain shareholder servicing agents (including Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank) under which the shareholder servicing agents have agreed to provide certain support services to their customers. For performing these services, each shareholder servicing agent receives an annual fee of up to 0.10% of the average daily net assets of the Institutional Class Shares (0.05% with respect to Ultra Class Shares) of each Fund held by investors serviced by the shareholder servicing agent.

The advisers and/or JPF may, at their own expense, make additional payments to certain selected dealers or other shareholder servicing agents for performing administrative services for their customers.

Each Fund may issue multiple classes of shares. This prospectus relates only to Institutional Class Shares of the Intermediate Tax Free Income, the New York Intermediate Tax Free Income and the Fleming European Funds and Ultra Class Shares of the Bond Fund. Each class may have different requirements for who may invest, and may have different sales charges and expense levels. A person who gets compensated for selling Fund shares may receive a different amount for each class.

DISTRIBUTIONS AND TAXES
The Funds can earn income and they can realize capital gain. The Funds deduct any expenses then pay out these earnings to shareholders as distributions.

The Bond Fund, Intermediate Tax Free Income Fund and New York Intermediate Tax Free Income Fund generally pay dividends monthly. The Fleming European Fund generally distributes any net investment income at least annually. Net capital gain is distributed annually. You have three options for your distributions. You may:

- reinvest all of them in additional Fund shares;

- take distributions of net investment income in cash or as a deposit in a pre-assigned bank account and reinvest distributions of net capital gain in additional shares; or

- take all distributions in cash or as a deposit in a pre-assigned bank account.

If you do not select an option when you open your account, we'll reinvest all distributions. If your distributions are reinvested, they will be in the form of shares of the same class. The taxation of dividends won't be affected by

                                                          HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------


the form in which you receive them.

Dividends of net investment income are usually taxable as ordinary income at the federal, state and local levels. Dividends of tax-exempt interest income are not subject to federal income taxes, but will generally be subject to state and local taxes. However, for the New York Intermediate Tax Free Income Fund, New York residents will not have to pay New York State or New York City personal income taxes on tax-exempt income from New York municipal obligations. The state or municipality where you live may not charge you state or local taxes on tax-exempt interest earned on certain bonds. Dividends earned on bonds issued by the U.S. government and its agencies may also be exempt from some types of state and local taxes.

If you receive distributions of net capital gain, the tax rate will be based on how long a Fund held a particular asset, not on how long you have owned your shares. If you buy shares just before a distribution, you will pay tax on the entire amount of the taxable distribution you receive, even though the NAV will be higher on that date because it includes the distribution amount.

The Fleming European Fund expects that its distributions will consist primarily of capital gains.

Investment income received by the Fleming European Fund from sources in foreign jurisdictions may have taxes withheld at the source. Since it is anticipated that more than 50% of the Fund's assets at the close of its taxable year will be in securities of foreign corporations, the Fund may elect to "pass through" to its shareholders the foreign taxes that it paid.

Early in each calendar year, each Fund will send you a notice showing the amount of distributions you received in the preceding year and the tax status of those distributions.

Any investor for whom a Fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

The above is a general summary of tax implications of investing in the Funds. Please consult your tax advisor to see how investing in a Fund will affect your own tax situation.

RISK AND REWARD ELEMENTS FOR FIXED INCOME FUNDS

This table discusses the main elements that make up each Fixed Income Fund's overall risk and reward characteristics. It also outlines each Fund's policies toward various investments, including those that are designed to help certain Funds manage risk.

------------------------------------------------------------------------------------------------------------------------------------
POTENTIAL RISKS                             POTENTIAL REWARDS                          POLICIES TO BALANCE RISK AND REWARD
------------------------------------------------------------------------------------------------------------------------------------
MARKET CONDITIONS
-  Each Fund's share price,                 - Bonds have generally                     - Under normal circumstances the
   yield, and total return will               outperformed money market                  Funds plan to remain fully
   fluctuate in response to bond              investments over the long term,            invested in bonds and other fixed
   market movements                           with less risk than stocks                 income securities.

-  The value of most bonds will             - Most bonds will rise in value            - The Funds seek to limit risk and
   fall when interest rates rise;             when interest rates fall                   enhance total return or yields
   the longer a bond's maturity                                                          through careful management,
   and the lower its credit                 - Mortgage-backed and asset-backed           sector allocation, individual
   quality, the more its value                securities and direct mortgages            securities selection, and
   typically falls                            can offer attractive returns               duration management

-  Adverse market conditions may                                                       - During severe market downturns,
   from time to time cause a Fund                                                        the funds have the option of
   to take temporary defensive                                                           investing up to 100% of assets in
   positions that are                                                                    investment-grade short-term
   inconsistent with its                                                                 securities
   principal investment
   strategies and may hinder a                                                         - Each adviser monitors interest
   fund from achieving its                                                               rate trends, as well as
   investment objective                                                                  geographic and demographic
                                                                                         information related to
-  Mortgage-backed and                                                                   mortgage-backed securities and
   asset-backed securities                                                               mortgage prepayments
   (securities representing an
   interest in, or secured by, a
   pool of mortgages or other
   assets such as receivables)
   and direct mortgages could
   generate capital losses or
   periods of low yields if they
   are paid off substantially
   earlier or later than
   anticipated
------------------------------------------------------------------------------------------------------------------------------------
CREDIT QUALITY
- The default of an issuer would            - Investment-grade bonds have a            - Each Fund maintains its own
  leave a Fund with unpaid interest           lower risk of default                      policies for balancing credit
  or principal                                                                           quality against potential
                                            - Junk bonds offer higher yields             yields and gains in light of
- Junk bonds (those                           and higher potential gains                 its investment goals
  rated BB/Ba or lower) have a
  higher risk of default, tend                                                         - Each adviser develops its own
  to be less liquid, and may                                                             ratings of unrated securities
  be more difficult to value                                                             and makes a credit quality
                                                                                         determination for unrated
                                                                                         securities
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN INVESTMENTS
- A Fund could lose money because           - Foreign bonds, which represent           - Foreign bonds may be a
  of foreign government actions,              a major portion of the world's             significant investment for the
  political instability, or lack              fixed income securities, offer             Bond Fund.
  of adequate and accurate                    attractive potential
  information                                 performance and opportunities            - To the extent that a
                                              for diversification                        Fund invests in foreign bonds,
- Currency exchange rate                                                                 it may manage the currency
  movements could reduce gains or           - Favorable exchange rate                    exposure of its foreign
  create losses                               movements could generate gains or          investments relative to its
                                              reduce losses                              benchmark, and may hedge a
- Currency and investment risks                                                          portion of its foreign currency
  tend to be higher in emerging             - Emerging markets can offer                 exposure into the U.S. dollar
  markets                                     higher returns                             from time to time (see also
                                                                                         "Derivatives"); these currency
                                                                                         management techniques may not be
                                                                                         available for certain emerging
                                                                                         markets investments
------------------------------------------------------------------------------------------------------------------------------------
WHEN-ISSUED AND DELAYED DELIVERY
SECURITIES
- When a Fund buys securities               - A Fund can take advantage of             - Each Fund uses segregated
  before issue or for delayed                 attractive transaction                     accounts to offset leverage
  delivery, it could be exposed               opportunities                              risk
  to leverage risk if it does not
  use segregated accounts
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
POTENTIAL RISKS                             POTENTIAL REWARDS                          POLICIES TO BALANCE RISK AND REWARD
------------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT CHOICES
- A Fund could underperform its             - A Fund could outperform its              - Each adviser focuses its active
  benchmark due to its sector,                benchmark due to these same                management on those areas where
  securities or duration choices              choices                                    it believes its commitment to
                                                                                         research can most enhance
                                                                                         returns and manage risks in a
                                                                                         consistent way
------------------------------------------------------------------------------------------------------------------------------------
DERIVATIVES
- Derivatives such as futures,              - Hedges that correlate well with          - The Funds use derivatives, such
  options, swaps and forward                  underlying positions can reduce            as futures, options, swaps and
  foreign currency contracts(1)               or eliminate losses at low cost            forward foreign currency
  that are used for hedging the                                                          contracts for hedging and for
  portfolio or specific                     - A Fund could make money and                risk management (i.e., to
  securities may not fully offset             protect against losses if                  adjust duration or yield curve
  the underlying positions and                management's analysis proves               exposure, or to establish or
  this could result in losses to              correct                                    adjust exposure to particular
  the Fund that would not have                                                           securities, markets, or
  otherwise occurred                        - Derivatives that involve                   currencies); risk management
                                              leverage could generate                    may include management of a
- Derivatives used for risk                   substantial gains at low cost              Fund's exposure relative to its
  management may not have the                                                            benchmark
  intended effects and may result
  in losses or missed opportunities                                                    - The Funds only establish hedges
                                                                                         that they expect will be highly
- The counterparty to a                                                                  correlated with underlying
  derivatives contract could                                                             positions
  default
                                                                                       - The Intermediate Tax
- Certain types of derivatives                                                           Free Income Fund and the New York
  involve costs to the Funds which                                                       Intermediate Tax Free Income Fund
  can reduce returns                                                                     may use derivatives to increase
                                                                                         income or gain
- Derivatives that involve
  leverage could magnify losses                                                        - While the Funds may use
                                                                                         derivatives that incidentally
- Derivatives used for non-hedging                                                       involve leverage, they do not
  purposes could cause losses that                                                       use them for the specific
  exceed the original investment.                                                        purpose of leveraging their
                                                                                         portfolios
------------------------------------------------------------------------------------------------------------------------------------
SECURITIES LENDING
- When a Fund lends a security,             - A Fund may enhance income                - Each adviser maintains a list
  there is a risk that the loaned             through the investment of the              of approved borrowers
  securities may not be returned if           collateral received from the
  the borrower defaults                       borrower                                 - The Funds receive collateral
                                                                                         equal to at least 100% of the
- The collateral will be subject to                                                      current value of securities
  the risks of the securities in                                                         loaned
  which it is invested
                                                                                       - The lending agents indemnify a
                                                                                         fund against borrower default

                                                                                       - Each adviser's collateral
                                                                                         investment guidelines limit the
                                                                                         quality and duration of
                                                                                         collateral investment to minimize
                                                                                         losses

                                                                                       - Upon recall, the borrower must
                                                                                         return the securities loaned
                                                                                         within the normal settlement
                                                                                         period
------------------------------------------------------------------------------------------------------------------------------------
ILLIQUID HOLDINGS
- A Fund could have difficulty              - These holdings may offer more            - No Fund may invest more than
  valuing these holdings precisely            attractive yields or potential             15% of net assets in illiquid
                                              growth than comparable widely              holdings
- A Fund could be unable to sell              traded securities
  these holdings at the time or                                                        - To maintain adequate liquidity to
  price desired                                                                          meet redemptions, each Fund may
                                                                                         hold investment-grade short-term
                                                                                         securities (including repurchase
                                                                                         agreements and reverse repurchase
                                                                                         agreements) and, for temporary or
                                                                                         extraordinary purposes, may
                                                                                         borrow from banks up to 33 1/3%
                                                                                         of the value of its total assets
------------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM TRADING
- Increased trading would raise             - A Fund could realize gains in            - The Funds may use short-term trading
  a Fund's transaction costs                  a short period of time                     to take advantage of attractive or
                                                                                         unexpected opportunities or to meet
- Increased short-term capital              - A Fund could protect against               demands generated by shareholder
  gains distributions would raise             losses if a bond is overvalued and         activity.
  shareholders' income tax                    its value later falls
  liability
------------------------------------------------------------------------------------------------------------------------------------

(1)A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.

RISK AND REWARD ELEMENTS FOR FLEMING EUROPEAN FUND

This table identifies the main elements that make up the Fund's overall risk and reward characteristics. It also outlines the Fund's policies toward various investments, including those that are designed to help it manage risk.

------------------------------------------------------------------------------------------------------------------------------------
POTENTIAL RISKS                             POTENTIAL REWARDS                          POLICIES TO BALANCE RISK AND REWARD
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN AND OTHER MARKET CONDITIONS
- The Fund's share price and                - Stocks have generally                    - Under normal circumstances the
  performance will fluctuate in               outperformed more stable                   Fund plans to remain fully
  response to stock and bond market           investments (such as bonds and             invested, with at least 65% in
  movements                                   cash equivalents) over the long            stocks; stock investments may
                                              term                                       include convertible securities,
- The value of most bonds will                                                           preferred stocks, depository
  fall when interest rates rise;            - Foreign investments, which                 receipts (such as ADRs and
  the longer a bond's maturity and            represent a major portion of the           EDRs), trust or partnership
  the lower its credit quality,               world's securities, offer                  interests, warrants, rights,
  the more its value typically                attractive potential performance           and investment company
  falls                                       and opportunities for                      securities
                                              diversification
- The Fund could lose money                                                            - The Fund seeks to limit risk
  because of foreign government             - Most bonds will rise in value              and enhance performance through
  actions, political instability,             when interest rates fall                   active management, country
  or lack of adequate and/or                                                             allocation and diversification
  accurate information                      - Foreign bonds, which represent
                                              a major portion of the world's           - During severe market downturns,
- Investment risks tend to be                 fixed income securities, offer             the Fund has the option of
  higher in emerging markets. These           attractive potential                       investing up to 100% of assets in
  markets also present higher                 performance and opportunities              investment-grade short-term
  liquidity and valuation risks               for diversification                        securities

- Adverse market conditions may             - Emerging markets can offer higher
  from time to time cause the fund            returns
  to take temporary defensive
  positions that are inconsistent
  with its principal investment
  strategies and may hinder the
  fund from achieving its
  investment objective
------------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT CHOICES
- The Fund could underperform its           - The Fund could outperform its            - The adviser focuses its active
  benchmark due to its securities             benchmark due to these same                management on securities
  choices and other management                choices                                    selection, the area where it
  decisions                                                                              believes its commitment to
                                                                                         research can most enhance
                                                                                         returns
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN CURRENCIES
- Currency exchange rate movements          - Favorable exchange rate movements        - Except as noted earlier in this
  could reduce gains or create                could generate gains or reduce             prospectus, the Fund manages
  losses                                      losses                                     the currency exposure of its
                                                                                         foreign investments relative to
- Currency risks tend to                                                                 its benchmark and may hedge a
  be higher in emerging markets;                                                         portion of its foreign currency
  these markets also present higher                                                      exposure into the U.S. dollar
  liquidity and valuation risks                                                          from time to time (see also
                                                                                         "Derivatives")
------------------------------------------------------------------------------------------------------------------------------------
WHEN-ISSUED AND DELAYED DELIVERY
SECURITIES
- When the Fund buys securities             - The Fund can take advantage of           - The Fund uses segregated accounts
  before issue or for delayed                 attractive transaction                     to offset leverage risk
  delivery, it could be exposed to            opportunities
  leverage risk if it does
  not use segregated accounts
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
POTENTIAL RISKS                             POTENTIAL REWARDS                          POLICIES TO BALANCE RISK AND REWARD
------------------------------------------------------------------------------------------------------------------------------------
DERIVATIVES
- Derivatives such as futures,              - Hedges that correlate well with          - The Fund uses derivatives, such
  options, swaps, and forward                 underlying positions can reduce            as futures, options, swaps, and
  foreign currency contracts(1)               or eliminate losses at low cost            forward foreign currency
  that are used for hedging the                                                          contracts, for hedging and for
  portfolio or specific                     - The Fund could make money and              risk management (i.e., to
  securities may not fully offset             protect against losses if the              establish or adjust exposure to
  the underlying positions and                investment analysis proves                 particular securities, markets
  this could result in losses to              correct                                    or currencies); risk management
  the Fund that would not have                                                           may include management of the
  otherwise occurred                        - Derivatives that                           Fund's exposure relative to its
                                              involve leverage could generate            benchmark
- Derivatives used for risk                   substantial gains at low cost
  management may not have the                                                          - The Fund only establishes
  intended effects and may result                                                        hedges that it expects will be
  in losses or missed                                                                    highly correlated with underlying
  opportunities                                                                          positions

- The counterparty to a derivatives                                                    - The Fund may use derivatives
  contract could default                                                                 to increase income or gain.

- Derivatives that involve leverage
  could magnify losses                                                                 - While the Fund may use derivatives
                                                                                         that incidentally involve leverage,
- Certain types of derivatives involve                                                   it does not use them for the
  costs to the Fund which can reduce                                                     specific purpose of leveraging
  returns                                                                                its portfolio

- Derivatives used for non-hedging
  purposes could cause losses that
  exceed the original investment.
------------------------------------------------------------------------------------------------------------------------------------
SECURITIES LENDING
- When the Fund lends a security,           - The Fund may enhance income              - The adviser maintains a list of
  there is a risk that the loaned             through the investment of the              approved borrowers
  securities may not be returned if           collateral received from the
  the borrower defaults                       borrower                                 - The Fund receives collateral
                                                                                         equal to at least 100% of the
- The collateral will be subject to                                                      current value of securities
  the risks of the securities in                                                         loaned
  which it is invested
                                                                                       - The lending agents indemnify the
                                                                                         Fund against borrower default

                                                                                       - The adviser's collateral investment
                                                                                         guidelines limit the quality and
                                                                                         duration of collateral investment
                                                                                         to minimize losses

                                                                                       - Upon recall, the borrower must
                                                                                         return the securities loaned within
                                                                                         the normal settlement period
------------------------------------------------------------------------------------------------------------------------------------
ILLIQUID HOLDINGS
- The Fund could have difficulty            - These holdings may offer more            - The Fund may not invest more
  valuing these holdings precisely            attractive yields or potential             than 15% of net assets in
                                              growth than comparable widely              illiquid holdings
- The Fund could be unable to                 traded securities
  sell these holdings at the time                                                      - To maintain adequate liquidity,
  or price it desired                                                                    the Fund may hold investment-grade
                                                                                         short-term securities (including
                                                                                         repurchase agreements and reverse
                                                                                         repurchase agreements) and, for
                                                                                         temporary or extraordinary
                                                                                         purposes, may borrow from banks
                                                                                         up to 33 1/3% of the value of
                                                                                         its total assets
------------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM TRADING
- Increased trading could raise             - The Fund could realize gains in          - The Fund generally avoids
  the fund's brokerage and                    a short period of time                     short-term trading, except to
  related costs                                                                          take advantage of attractive or
                                            - The Fund could protect against             unexpected opportunities or to
- Increased short-term capital                losses if a stock is overvalued and        meet demands generated by
  gains distributions could raise             its value later falls                      shareholder activity.
  shareholders' income tax
  liability
------------------------------------------------------------------------------------------------------------------------------------

(1)A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.

HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------

WHAT THE TERMS MEAN

ASSET-BACKED SECURITIES: interests in a stream of payments from specific assets, such as auto or credit card receivables.

BANK OBLIGATIONS: negotiable certificates of deposit, time deposits and bankers' acceptances of domestic and foreign issuers.

COLLATERALIZED MORTGAGE OBLIGATIONS: debt securities that are collateralized by a portfolio of mortgages or mortgage-backed securities.

COMMERCIAL PAPER: unsecured short term debt issued by domestic and foreign banks or corporations. These securities are usually discounted and are rated by S&P or Moody's.

CONVERTIBLE SECURITIES: domestic and foreign debt securities that can be converted into equity securities at a future time and price.

DEBT SECURITIES: securities used by issuers, such as governmental entities and corporations, to borrow money. The issuer usually pays a fixed, variable or floating rate of interest and repays the amount borrowed at the maturity date of the security. However, if a borrower issues a zero coupon debt security, it does not make regular interest payments.

DEPOSITARY RECEIPTS: instruments which are typically issued by financial institutions and which represent ownership of securities of foreign corporations. Depositary receipts are usually designed for use on U.S. and European securities exchanges.

DISTRIBUTION FEE: a fee that covers the cost of the distribution system used to sell shares to the public.

DURATION: a mathematical calculation of the average life of a bond that serves as a useful measure of its price risk. Each year of duration represents an expected 1% change in interest rates. For example, if a bond has an average duration of 4 years, its price will move 4% when interest rates move 1%.

MANAGEMENT FEE: a fee paid to the investment adviser to manage the Fund and make decisions about buying and selling the Fund's investments.

MORTGAGE DOLLAR ROLLS: the purchase of domestic or foreign mortgage-backed securities with the promise to purchase similar securities upon the maturity of the original security. Segregated accounts are used to offset leverage risk.

MORTGAGE-RELATED SECURITIES: securities that directly or indirectly represent an interest in, or are secured by and paid from, mortgage loans secured by real property.

OTHER EXPENSES: miscellaneous items, including transfer agency, administration, custody and registration fees.

PARTICIPATION INTERESTS: interests that represent a share of domestic or foreign bank debt or similar securities or obligations.


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REPURCHASE AGREEMENTS: a type of short-term investment in which a dealer sells securities to the Fund and agrees to buy them back later at a set price. In effect, the dealer is borrowing the Fund's money for a short time, using the securities as collateral.

REVERSE REPURCHASE AGREEMENTS: contracts whereby a Fund sells a security and agrees to repurchase it from the buyer on a particular date and at a specific price. Considered a form of borrowing.

SHAREHOLDER SERVICE FEE: a fee to cover the cost of paying shareholder servicing agents to provide certain support services for your account.

SOVEREIGN DEBT, BRADY BONDS, AND DEBT OF SUPRANATIONAL ORGANIZATIONS: dollar- or non-dollar-denominated securities issued by foreign governments or supranational organizations. Brady bonds are issued in connection with debt restructurings.

STRIPPED OBLIGATIONS: debt securities which are separately traded interest-only or principal-only components of an underlying obligation.

TAX EXEMPT MUNICIPAL SECURITIES: securities, generally issued as general obligation and revenue bonds, whose interest is exempt from federal taxation and state and/or local taxes in the state where the securities were issued.

U.S. GOVERNMENT SECURITIES: debt instruments (Treasury bills, notes, and bonds) guaranteed by the U.S. government for the timely payment of principal and interest.

ZERO COUPON, PAY-IN-KIND, AND DEFERRED PAYMENT SECURITIES: domestic and foreign securities offering non-cash or delayed-cash payment. Their prices are typically more volatile than those of some other debt instruments and involve certain special tax considerations.


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HOW TO REACH US


MORE INFORMATION

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS

Our annual and semi-annual reports contain more information about each Fund's investments and performance.

STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI contains more detailed information about the Funds and their policies. It is incorporated by reference into this prospectus. This means, by law, it's considered to be part of this prospectus.

You can get a free copy of these documents and other information, or ask us any questions, by calling us at 1-800-622-4273 or writing to:

JPMORGAN FUNDS SERVICE CENTER
P.O. BOX 219392
KANSAS CITY, MO 64121-9392

If you buy your shares through an institution, please contact that institution directly for more information.

You can also find information online at www.JPMorganfunds.com on the internet.

You can write or e-mail the SEC's Public Reference Room and ask them to mail you information about the Funds, including the SAI. They'll charge you a copying fee for this service. You can also visit the Public Reference Section and copy the documents while you're there.

PUBLIC REFERENCE SECTION OF THE SEC
WASHINGTON, DC 20549-0102
1-202-942-8090
EMAIL: publicinfo@sec.gov

Reports, a copy of the SAI and other information about the Funds is also available on the SEC's website at http://www.sec.gov.

The Funds' Investment Company Act File Nos. are 811-07342 (for the Bond Fund), 811-07841 (for the Intermediate Tax Free Income and New York Intermediate Tax Free Income Funds) and 811-05151 (for the Fleming European Fund).



                       JPMorgan Funds Fulfillment Center
                               393 Manley Street
                        West Bridgewater, MA 02379-1039



      -C- 2001 JPMorgan Chase & Co. All Rights Reserved. March 2001


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